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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       Form 8-K



                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                                   April 2, 1997
                   Date of Report (Date of earliest event reported)



                       NATIONAL CAPITAL MANAGEMENT CORPORATION
                (Exact name of registrant as specified in its charter)

DELAWARE                               0-169819                       93-3054267
(State or other juris-         (Commission File Number)            (IRS Employer
diction of incorporation)                                   Identification No.)


                                  160 Sansome Street
                           San Francisco, California 94104
                       (Address of principal executive offices)

                                    (415) 989-2661
                 (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS
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     National Capital Management Corporation (the "Company" or "NCMC") is a
holding company that currently operates through its primary subsidiary, National Capital Benefits Corp. ("NCBC"). NCBC is a speciality financial services company that purchases life insurance policies for cash, on a discounted basis, from individuals having life-threatening illnesses, a transaction which is otherwise known as viatical settlements. NCBC has conducted its business through two wholly-owned subsidiaries, American Life Resources Corporation ("ALRC"), which engages in viatical settlements with persons afflicted with AIDS and HIV, and Living Benefits, Inc. ("LBI"), which engages in viatical settlements with persons diagnosed with cancer and other terminal illnesses.

     The Company previously announced that certain existing medications and medications presently under development may, when used in combination, significantly prolong the life expectancy of persons previously diagnosed with AIDS. These studies and a July 1996 AIDS conference have had a significant impact on this segment of the viatical settlement industry. The Company previously indicated that a large percentage of its portfolio involves individuals with terminal illnesses related to AIDS and that the development of a treatment for AIDS which extends the life expectancy of such persons could materially reduce the Company's future actual yield on its portfolio and materially adversely affect the Company's future performance. From November 30, 1996 through the date of this report, the Company did not process new applications for policies but engaged in an evaluation of the effect of the research results from the AIDS conference, and in particular, purchases by the Company of policies by ALRC, and the estimated collection date of these policies.

     NCBC's primary need for capital has been the funding of policy purchases. NCBC has a revolving credit facility with a credit limit up to $15 million which expires in December 1998. NCBC also has a $2 million subordinated loan. NCBC and these lenders have negotiated a modification to the respective loan agreements to restructure certain covenants during the term of the respective loans. Under the terms of the amended loan agreements, NCBC cannot use the revolving credit facility to purchase additional policies.

     In light of the foregoing, the Company will cease purchasing insurance policies from individuals. The Company may, however, seek the purchase of a portfolio of life insurance policies in bulk to the extent each of the policies in such bulk purchase is within the guidelines set forth in the reinsurance agreements with NCBC. As previously announced, NCBC has restructured its organization and reduced its office staff to 2 persons. Management anticipates that these persons, as well as NCMC management, will manage NCBC's existing portfolio of approximately $19 million of insurance policies. Management estimates that the administration of these policies will take several years.



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                                      SIGNATURES
                                      ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NATIONAL CAPITAL MANAGEMENT
                                            CORPORATION
                                       (Registrant)



Dated: April 2, 1997
                                       By /s/ John C. Shaw
                                         -------------------------------------
                                          John C. Shaw
                                          Chief Executive Officer
                                          (Principal Executive Officer)



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